Exhibit 8
                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530                   WASHINGTON
                                FAX: 410-539-0489                 NEW YORK
                                                                PHILADELPHIA
                                                                   EASTON
                                                                   LONDON
                                February 6, 1996


USF&G Corporation
100 Light Street
Baltimore, Maryland 21201

USF&G Capital I
c/o USF&G Corporation
100 Light Street
Baltimore, Maryland 21201

Ladies and Gentlemen:

         We have acted as your special tax counsel in connection with your Registration Statement on Form S-3 under the Securities Act of 1933, as amended (collectively, the "Registration Statement"), filed with Securities and Exchange Commission, with respect to the public offering of Cumulative Quarterly Income Preferred Securities of USF&G I and USF&G Capital II, each a Delaware business trust, and the related Guarantees and Deferrable Interest Subordinated Debentures of USF&G Corporation thereunder (the "Preferred Securities").

         We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned "United States Taxation," to the extent that such statements constitute statements of law, reflect our opinion, as of the date hereof, with respect to the matters set forth therein regarding federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. No opinion is expressed on matters other than those specifically referred to herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Piper & Marbury L.L.P.